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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 28, 1997, in the Registration Statement (Form SB-2) and related Prospectus of Central European Distribution Corporation for the registration of 2,875,000 shares of its common stock and various related warrants.


Warsaw, Poland                                   Ernst & Young Audit Sp. z o.o.
December 16, 1997